ACXIOM ANNOUNCES FOURTH QUARTER AND FISCAL YEAR RESULTS

Full Year Connectivity Revenue Increases 44% Year-Over-Year

Company Expects Strong Revenue Growth in FY18

CONWAY, Ark., May 16, 2017—Acxiom® (Nasdaq: ACXM), the data foundation for the world's best marketers, today announced financial results for its fourth quarter and fiscal year ended March 31, 2017.

Fourth Quarter Financial Highlights

•
Revenue: Total revenue was $225 million or flat compared to the fourth quarter of last year. Strong growth in Connectivity and Audience Solutions was offset by revenue declines associated with the second quarter divestiture of Acxiom Impact.

•
Operating Income (Loss): GAAP operating loss from continuing operations was $9 million compared to a loss of $8 million in the prior year. Non-GAAP operating income from continuing operations improved 5% to approximately $21 million.

•
Earnings (Loss) per Share: GAAP diluted loss per share from continuing operations was $0.10 compared to a loss per share of $0.02 in the prior year. Non-GAAP diluted earnings per share from continuing operations were $0.15 compared to $0.18 a year ago.

•	Operating Cash Flow: Operating cash flow from continuing operations was $31 million, down from $43 million in the prior year.
•	Free Cash Flow to Equity: Free cash flow to equity improved to $26 million, up from $17 million in the prior year driven by proceeds from the sale of real estate assets.

Fiscal Year Financial Highlights

•	Revenue: Total revenue was $880 million, up 4% compared to fiscal 2016 driven by growth in Connectivity and Audience Solutions, partially offset by the divestiture of Acxiom Impact.
•
Operating Income (Loss): GAAP operating income from continuing operations was $16 million compared to a loss of $13 million in the prior year. Non-GAAP operating income from continuing operations improved 33% to approximately $100 million.

•
Earnings (Loss) per Share: GAAP diluted earnings per share from continuing operations were $0.05 compared to a loss per share of $0.11 in the prior year. Non-GAAP diluted earnings per share from continuing operations were $0.71 compared to $0.59 a year ago.

•	Operating Cash Flow: Operating cash flow from continuing operations improved to $116 million, up from $114 million in the prior year.
•
Free Cash Flow to Equity: Free cash flow to equity improved to $63 million, up from $18 million in the prior year driven by proceeds from the sale of Acxiom Impact and the fourth quarter sale of real estate assets.

Segment Results
$M
Connectivity	Q417	Q416	Y/Y Δ	FY17	FY16	Y/Y Δ
Revenue	$ 44	$ 31	42%	$ 147	$ 102	44%
Gross Profit	$ 28	$ 20	41%	$ 88	$ 61	44%
Gross Margin	63%	63%	(10 bps)	60%	60%	20 bps
Segment Operating Income	$ 2	$ (0)	454%	$ 5	$ (3)	262%
Segment Margin	3%	(1%)	480 bps	4%	(3%)	680 bps

Audience Solutions	Q417	Q416	Y/Y Δ	FY17	FY16	Y/Y Δ
Revenue	$ 86	$ 80	8%	$ 322	$ 298	8%
Gross Profit	$ 55	$ 46	19%	$ 198	$ 168	18%
Gross Margin	64%	58%	580 bps	62%	56%	520 bps
Segment Operating Income	$ 34	$ 30	14%	$ 123	$ 110	12%
Segment Margin	39%	37%	200 bps	38%	37%	150 bps

Marketing Services	Q417	Q416	Y/Y Δ	FY17	FY16	Y/Y Δ
Revenue	$ 94	$ 113	(17%)	$ 411	$ 450	(9%)
Gross Profit	$ 31	$ 40	(22%)	$ 141	$ 152	(8%)
Gross Margin	33%	35%	(230 bps)	34%	34%	30 bps
Segment Operating Income	$ 20	$ 19	1%	$ 81	$ 74	8%
Segment Margin	21%	17%	370 bps	20%	17%	310 bps

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

"Fiscal 2017 was a milestone year for Acxiom," said Acxiom CEO Scott Howe. "Each of our businesses delivered revenue growth and margin improvement, and we made a number of strategic moves to accelerate our vision of powering a world where all marketing is relevant. We enter fiscal 2018 from a position of strength and industry leadership and remain committed to delivering even more value to our clients and shareholders."

Recent Business Highlights

•
LiveRamp® product revenue was up 59% compared to the fourth quarter of last year. LiveRamp added approximately 25 new direct clients during the quarter and added over 50 new partner integrations. Marketers can now onboard and activate their data across a growing network of more than 500 publishers and marketing technology providers.

•
LiveRamp launched IdentityLink™ for data owners allowing data providers to better monetize their assets. Data can be distributed directly to clients or made available through IdentityLink's Data Store feature.

•
LiveRamp and AppNexus launched an open industry consortium to make people-based marketing widely available in programmatic channels. In forming the consortium, LiveRamp and leading supply side platform AppNexus have agreed to create a standard identity framework that enables buyers and sellers of programmatic digital advertising to create more relevant campaigns and improve the consumer experience.

•	Audience Solutions announced several new and expanded partnerships, including a new DaaS partnership with ShareThis and a deeper integration with the Viant Advertising Cloud platform.

•
Acxiom was named to the 2017 Bay Area Best Places to Work list, ranking among the top large companies. The awards program, presented by the San Francisco Business Times and the Silicon Valley Business Journal, annually recognizes Bay Area companies that rise to the top in terms of having a happy and engaged workforce.

Financial Outlook

Acxiom's non-GAAP guidance excludes the impact of non-cash compensation, purchased intangible asset amortization, restructuring charges and separation costs.

For fiscal 2018, Acxiom expects to report:

•	Revenue of approximately $945 million, an increase of 7% year-over-year. This represents an increase of 10% year-over-year after adjusting for the Acxiom Impact divestiture.

•	GAAP diluted loss per share of approximately $0.09

•	Non-GAAP diluted earnings per share of approximately $0.80, an increase of 13% year-over-year

Conference Call

Acxiom will hold a conference call at 4:00 p.m. CT today to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet and can be found on our investor site. A slide presentation will be referenced during the call and can be accessed here.

About Acxiom

Acxiom provides the data foundation for the world's best marketers. We enable people-based marketing everywhere through a simple, open approach to connecting systems and data that drives seamless customer experiences and higher ROI. A leader in identity and ethical data use for more than 45 years, Acxiom helps thousands of clients and partners around the globe work together to create a world where all marketing is relevant. Acxiom is a registered trademark of Acxiom Corporation. For more information, visit Acxiom.com.

Forward-Looking Statements

This release and today's conference call contain forward-looking statements including, without limitation, statements regarding expected levels of revenue and earnings per share. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that the expected revenue from the divisions may not be realized within the expected timeframe; the possibility that the integration of acquired businesses may not be successful as planned; the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce or cancel the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that data purchasers will reduce their reliance on us by developing and using their own, or alternative, sources of data generally or with respect to certain data elements or categories; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services to our clients; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates; the possibility that we may not be able to adequately adapt to rapidly changing computing environments, technologies and marketing practices; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve anticipated cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that unusual charges may be incurred; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that we could experience loss of data center capacity or interruption of telecommunication links; the possibility that new laws may be enacted which limit our ability to provide services to our clients and/or which limit the use of data; and the possibility that other risks and uncertainties may emerge, including those detailed from time to time in our current and periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption "Item 1A. RISK FACTORS" in our Annual Report on Form 10-K for the year ended March 31, 2016, which was filed with the Securities and Exchange Commission on May 27, 2016.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

To automatically receive Acxiom Corporation financial news by email, please visit www.acxiom.com and subscribe to email alerts.

For more information, contact:
Lauren Dillard
Acxiom Investor Relations
(650) 372-2242
investor.relations@acxiom.com
EACXM

ACXIOM CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (Dollars in thousands, except per share amounts)

	For the Three Months Ended March 31,

			$	%
	2017	2016	Variance	Variance

Revenues	224,867	224,655	212	0.1%

Cost of revenue	118,294	123,626	(5,332)	(4.3%)
Gross profit	106,573	101,029	5,544	5.5%
% Gross margin	47.4%	45.0%

Operating expenses:
Research and development	23,478	16,758	6,720	40.1%
Sales and marketing	48,433	45,842	2,591	5.7%
General and administrative	37,721	35,330	2,391	6.8%
Impairment of goodwill and other	1,315	6,100	(4,785)	(78.4%)
Gains, losses and other items, net	4,335	4,763	(428)	(9.0%)
Total operating expenses	115,282	108,793	6,489	6.0%

Loss from operations	(8,709)	(7,764)	(945)	(12.2%)
% Margin	-3.9%	-3.5%
Other income (expense):
Interest expense	(2,137)	(1,880)	(257)	(13.6%)
Other, net	199	(214)	413	193.0%
Total other expense	(1,937)	(2,094)	157	7.5%

Loss from continuing operations before income taxes	(10,646)	(9,858)	(788)	(8.0%)

Income taxes	(2,565)	(8,176)	5,611	68.6%

Net loss from continuing operations	(8,081)	(1,682)	(6,399)	(380.5%)

Earnings from discontinued operations, net of tax	-	111	(111)	(100.0%)

Net loss	(8,081)	(1,571)	(6,510)	(414.4%)

Basic loss per share:
Net loss from continuing operations	(0.10)	(0.02)	(0.08)	(372.7%)
Net earnings from discontinued operations	-	0.00	(0.00)	(100.0%)
Net loss	(0.10)	(0.02)	(0.08)	(406.1%)

Diluted loss per share:
Net loss from continuing operations	(0.10)	(0.02)	(0.08)	(372.7%)
Net earnings from discontinued operations	-	0.00	(0.00)	(100.0%)
Net loss	(0.10)	(0.02)	(0.08)	(406.1%)

Basic weighted average shares	78,012	76,753

Diluted weighted average shares	78,012	76,753

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the Twelve Months Ended
	March 31,
			$	%
	2017	2016	Variance	Variance

Revenues	880,247	850,088	30,159	3.5%

Cost of revenue	477,686	488,382	(10,696)	(2.2%)
Gross profit	402,561	361,706	40,855	11.3%
% Gross margin	45.7%	42.5%

Operating expenses:
Research and development	82,109	74,247	7,862	10.6%
Sales and marketing	166,676	146,176	20,500	14.0%
General and administrative	129,714	135,385	(5,671)	(4.2%)
Impairment of goodwill and other	1,315	6,829	(5,514)	(80.7%)
Gains, losses and other items, net	7,058	12,132	(5,074)	(41.8%)
Total operating expenses	386,872	374,769	12,103	3.2%

Income (loss) from operations	15,689	(13,063)	28,752	220.1%
% Margin	1.8%	-1.5%
Other income (expense):
Interest expense	(7,381)	(7,669)	288	3.8%
Other, net	334	452	(118)	(26.1%)
Total other expense	(7,047)	(7,217)	170	2.4%

Income (loss) from continuing operations before income taxes	8,642	(20,280)	28,922	142.6%

Income taxes (benefit)	4,534	(11,632)	16,166	139.0%

Net earnings (loss) from continuing operations	4,108	(8,648)	12,756	147.5%

Earnings from discontinued operations, net of tax	-	15,351	(15,351)	(100.0%)

Net earnings	4,108	6,703	(2,595)	(38.7%)

Basic earnings per share:
Net earnings (loss) from continuing operations	0.05	(0.11)	0.16	147.5%
Net earnings from discontinued operations	-	0.20	(0.20)	(100.0%)
Net earnings	0.05	0.09	(0.03)	(38.7%)

Diluted earnings per share:
Net earnings (loss) from continuing operations	0.05	(0.11)	0.16	146.2%
Net earnings from discontinued operations	-	0.20	(0.20)	(100.0%)
Net earnings	0.05	0.09	(0.03)	(40.4%)

Basic weighted average shares	77,609	77,616

Diluted weighted average shares	79,848	77,616

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016

Earnings (loss) from continuing operations before income taxes	(10,646)	(9,858)	8,642	(20,280)

Income taxes	(2,565)	(8,176)	4,534	(11,632)

Net earnings (loss) from continuing operations	(8,081)	(1,682)	4,108	(8,648)

Earnings from discontinued operations, net of tax	-	111	-	15,351

Net earnings (loss)	(8,081)	(1,571)	4,108	6,703

Earnings (loss) per share:

Basic	(0.10)	(0.02)	0.05	0.09

Diluted	(0.10)	(0.02)	0.05	0.09

Excluded items:
Purchased intangible asset amortization (cost of revenue)	6,056	4,204	18,644	15,466
Non-cash stock compensation (cost of revenue and operating expenses)	15,190	7,934	49,145	31,463
Impairment of goodwill and other	1,315	6,100	1,315	6,829
Restructuring and merger charges (gains, losses, and other)	7,321	4,763	10,045	12,132
Gain on sales of assets (gains, losses, and other)	(2,986)	-	(2,986)	-
Separation and transformation costs (general and administrative)	3,066	4,686	8,639	20,826
Accelerated amortization (cost of revenue)	-	252	-	1,850

Total excluded items, continuing operations	29,962	27,939	84,802	88,566

Earnings from continuing operations before income taxes
and excluding items	19,316	18,081	93,444	68,286

Income taxes (2)	7,139	4,262	36,652	21,456

Non-GAAP net earnings	12,177	13,819	56,792	46,830

Non-GAAP earnings per share:

Basic	0.16	0.18	0.73	0.60

Diluted	0.15	0.18	0.71	0.59

Basic weighted average shares	78,012	76,753	77,609	77,616

Diluted weighted average shares	80,912	78,386	79,848	79,099

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated using an effective non-GAAP tax rate of 37.0% and 23.6% in the fourth quarter of fiscal 2017 and 2016, respectively, and 39.2% and 31.4%
for the twelve months ended March 31, 2017 and 2016, respectively. The differences between our GAAP and non-GAAP tax rates were primarily due to the net tax effects of the excluded items, including the federal and state income tax benefit related to the sale of Impact.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME (LOSS) FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016

Income (loss) from operations	(8,709)	(7,764)	15,689	(13,063)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	6,056	4,204	18,644	15,466
Non-cash stock compensation (cost of revenue and operating expenses)	15,190	7,934	49,145	31,463
Impairment of goodwill and other	1,315	6,100	1,315	6,829
Restructuring and merger charges (gains, losses, and other)	7,321	4,763	10,045	12,132
Gain on sales of assets (gains, losses and other)	(2,986)	-	(2,986)	-
Separation and transformation costs (general and administrative)	3,066	4,686	8,639	20,826
Accelerated amortization (cost of revenue)	-	252	-	1,850

Total excluded items, continuing operations	29,962	27,939	84,802	88,566

Income from operations before excluded items	21,253	20,175	100,491	75,503

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	March 31,
			$	%
	2017	2016	Variance	Variance

Revenues
Marketing Services	94,269	113,342	(19,073)	(16.8%)
Audience Solutions	86,396	80,128	6,268	7.8%
Connectivity	44,203	31,185	13,018	41.7%
Total operating segment revenues	224,867	224,655	212	0.1%

Gross profit
Marketing Services	31,207	40,117	(8,910)	(22.2%)
Audience Solutions	55,154	46,457	8,697	18.7%
Connectivity	27,742	19,617	8,125	41.4%
Total operating segment gross profit	114,104	106,191	7,913	7.5%

Gross margin %
Marketing Services	33.1%	35.4%
Audience Solutions	63.8%	58.0%
Connectivity	62.8%	62.9%
Total operating segment gross margin	50.7%	47.3%

Income (loss) from operations
Marketing Services	19,513	19,301	212	1.1%
Audience Solutions	33,598	29,598	4,000	13.5%
Connectivity	1,502	(424)	1,926	454.3%
Total operating segment income from operations	54,613	48,475	6,138	12.7%

Operating income (loss) margin %
Marketing Services	20.7%	17.0%
Audience Solutions	38.9%	36.9%
Connectivity	3.4%	-1.4%
Total operating segment operating margin	24.3%	21.6%

Some totals may not add due to rounding

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended
	March 31,
			$	%
	2017	2016	Variance	Variance

Revenues
Marketing Services	410,840	449,772	(38,932)	(8.7%)
Audience Solutions	322,065	297,846	24,219	8.1%
Connectivity	147,342	102,470	44,872	43.8%
Total operating segment revenues	880,247	850,088	30,159	3.5%

Gross profit
Marketing Services	140,647	152,258	(11,611)	(7.6%)
Audience Solutions	198,185	167,715	30,470	18.2%
Connectivity	88,251	61,199	27,052	44.2%
Total operating segment gross profit	427,084	381,172	45,912	12.0%

Gross margin %
Marketing Services	34.2%	33.9%
Audience Solutions	61.5%	56.3%
Connectivity	59.9%	59.7%
Total operating segment gross margin	48.5%	44.8%

Income (loss) from operations
Marketing Services	80,622	74,371	6,251	8.4%
Audience Solutions	123,238	109,598	13,640	12.4%
Connectivity	5,333	(3,298)	8,631	261.7%
Total operating segment income from operations	209,193	180,671	28,522	15.8%

Operating income (loss) margin %
Marketing Services	19.6%	16.5%
Audience Solutions	38.3%	36.8%
Connectivity	3.6%	-3.2%
Total operating segment operating margin	23.8%	21.3%

Some totals may not add due to rounding

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF SEGMENT RESULTS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,

	2017	2016	2017	2016

Total operating segment gross profit	114,104	106,191	427,084	381,172

Less:
Purchased intangible asset amortization	6,056	4,204	18,644	15,466
Non-cash stock compensation	1,475	707	5,879	2,150
Accelerated amortization	-	252	-	1,850

Gross profit	106,573	101,029	402,561	361,706

Total operating segment income from operations	54,613	48,475	209,193	180,671

Less:
Corporate expenses	33,360	28,300	108,702	105,168
Purchased intangible asset amortization	6,056	4,204	18,644	15,466
Non-cash stock compensation	15,190	7,934	49,145	31,463
Impairment of goodwill and other	1,315	6,100	1,315	6,829
Restructuring and merger charges	7,321	4,763	10,045	12,132
Gain on sales of assets	(2,986)	-	(2,986)	-
Separation and transformation costs	3,066	4,686	8,639	20,826
Accelerated amortization	-	252	-	1,850

Income (loss) from operations	(8,709)	(7,764)	15,689	(13,063)

Some totals may not add due to rounding

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016

Net earnings (loss) from continuing operations	(8,081)	(1,682)	4,108	(8,648)

Income taxes	(2,565)	(8,176)	4,534	(11,632)

Other expense	(1,937)	(2,094)	(7,047)	(7,217)

Income (loss) from operations	(8,709)	(7,764)	15,689	(13,063)

Depreciation and amortization	21,593	22,242	82,690	85,463
Less:
Deferred interest amortization	-	306	-	1,206
Adjusted depreciation and amortization	21,593	21,936	82,690	84,257

EBITDA	12,884	14,172	98,379	71,194

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	15,190	7,934	49,145	31,463
Impairment of goodwill and other	1,315	6,100	1,315	6,829
Gains, losses, and other items, net	4,335	4,763	7,059	12,132
Separation and transformation costs (general and administrative)	3,066	4,686	8,639	20,826

Other adjustments	23,906	23,483	66,158	71,250

Adjusted EBITDA	36,790	37,655	164,537	142,444

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	March 31,	March 31,	$	%
	2017	2016	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	170,343	189,629	(19,286)	(10.2%)
Trade accounts receivable, net	142,768	138,650	4,118	3.0%
Refundable income taxes	7,098	9,834	(2,736)	(27.8%)
Other current assets	48,310	37,897	10,413	27.5%

Total current assets	368,519	376,010	(7,491)	(2.0%)

Property and equipment	476,281	528,675	(52,394)	(9.9%)
Less - accumulated depreciation and amortization	320,307	345,632	(25,325)	(7.3%)

Property and equipment, net	155,974	183,043	(27,069)	(14.8%)

Software, net of accumulated amortization	47,638	55,735	(8,097)	(14.5%)
Goodwill	592,731	492,745	99,986	20.3%
Purchased software licenses, net of accumulated amortization	7,972	10,116	(2,144)	(21.2%)
Deferred income taxes	10,261	6,885	3,376	49.0%
Other assets, net	51,443	25,315	26,128	103.2%

	1,234,538	1,149,849	84,689	7.4%

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	39,819	32,243	7,576	23.5%
Trade accounts payable	40,208	37,717	2,491	6.6%
Accrued payroll and related expenses	53,238	61,309	(8,071)	(13.2%)
Other accrued expenses	59,861	48,254	11,607	24.1%
Deferred revenue	37,087	44,477	(7,390)	(16.6%)

Total current liabilities	230,213	224,000	6,213	2.8%

Long-term debt	189,241	157,897	31,344	19.9%

Deferred income taxes	58,374	53,964	4,410	8.2%

Other liabilities	17,730	15,020	2,710	18.0%

Stockholders' equity:
Common stock	13,288	13,039	249	1.9%
Additional paid-in capital	1,154,429	1,082,220	72,209	6.7%
Retained earnings	602,609	598,501	4,108	0.7%
Accumulated other comprehensive income	7,999	8,590	(591)	(6.9%)
Treasury stock, at cost	(1,039,345)	(1,003,382)	(35,963)	(3.6%)
Total stockholders' equity	738,980	698,968	40,012	5.7%

	1,234,538	1,149,849	84,689	7.4%

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	March 31,

	2017	2016

Cash flows from operating activities:
Net loss	(8,081)	(1,571)
Earnings from discontinued operations, net of tax	-	(111)
Non-cash operating activities:
Depreciation and amortization	21,593	22,242
Loss on disposal of assets	2,245	-
Impairment of goodwill and other assets	1,315	6,100
Deferred income taxes	(6,836)	(4,266)
Non-cash stock compensation expense	15,201	7,934
Changes in operating assets and liabilities:
Accounts receivable	(5,000)	2,224
Other assets	(8,825)	(13,531)
Accounts payable and other liabilities	16,110	22,370
Deferred revenue	2,943	1,879
Net cash provided by operating activities	30,665	43,270
Cash flows from investing activities:
Capitalized software	(3,306)	(4,520)
Capital expenditures	(17,897)	(13,601)
Data acquisition costs	(418)	(418)
Proceeds from sales of assets	25,494	-
Equity investments	(1,000)	-
Net cash provided by (used in) investing activities	2,873	(18,539)
Cash flows from financing activities:
Payments of debt	(8,070)	(8,048)
Sale of common stock, net of stock acquired for withholding taxes	6,039	4,074
Excess tax benefits from share-based compensation	1,067	1,529
Acquisition of treasury stock	-	(15,229)
Net cash used in financing activities	(964)	(17,674)
Cash flows from discontinued operations:
From operating activities	-	(3,954)
Net cash provided by discontinued operations	-	(3,954)
Effect of exchange rate changes on cash	(81)	136

Net change in cash and cash equivalents	32,493	3,239
Cash and cash equivalents at beginning of period	137,850	186,390
Cash and cash equivalents at end of period	170,343	189,629

Supplemental cash flow information:
Cash paid during the period for:
Interest	2,478	1,925
Income taxes	2,070	96

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended

	March 31,

	2017	2016

Cash flows from operating activities:
Net earnings	4,108	6,703
Earnings from discontinued operations, net of tax	-	(15,351)
Non-cash operating activities:
Depreciation and amortization	82,690	85,463
Loss on disposal of assets	1,725	232
Impairment of goodwill and other assets	1,315	6,829
Deferred income taxes	(8,818)	(11,664)
Non-cash stock compensation expense	49,145	31,463
Changes in operating assets and liabilities:
Accounts receivable	(11,161)	(13,014)
Other assets	(172)	(13,632)
Accounts payable and other liabilities	4,302	25,529
Deferred revenue	(7,304)	11,084
Net cash provided by operating activities	115,830	113,642
Cash flows from investing activities:
Capitalized software	(14,477)	(14,880)
Capital expenditures	(47,993)	(47,423)
Data acquisition costs	(881)	(1,553)
Proceeds from sales of assets	25,494	-
Equity investments	(1,000)	-
Cash paid in acquisitions, net of cash acquired	(137,383)	(5,386)
Net cash received in disposition	16,988	-
Net cash used in investing activities	(159,252)	(69,242)
Cash flows from financing activities:
Proceeds from debt	70,000	-
Payments of debt	(32,243)	(87,231)
Sale of common stock, net of stock acquired for withholding taxes	15,709	10,417
Excess tax benefits from share-based compensation	2,852	3,551
Acquisition of treasury stock	(30,542)	(52,764)
Net cash provided by (used in) financing activities	25,776	(126,027)
Cash flows from discontinued operations:
From operating activities	-	6,323
From investing activities	-	124,506
From financing activities	-	(206)
Net cash provided by discontinued operations	-	130,623
Effect of exchange rate changes on cash	(1,640)	(377)

Net change in cash and cash equivalents	(19,286)	48,619
Cash and cash equivalents at beginning of period	189,629	141,010
Cash and cash equivalents at end of period	170,343	189,629

Supplemental cash flow information:
Cash paid during the period for:
Interest	7,779	8,145
Income taxes	6,866	6,100
Prepayment of debt	-	55,000
Other debt payments	32,243	32,231

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	06/30/15	09/30/15	12/31/15	03/31/16	FY2016	06/30/16	09/30/16	12/31/16	03/31/17	FY2017

Net Cash Provided by Operating Activities	11,997	21,357	37,018	43,270	113,642	750	35,482	48,933	30,665	115,830

Less (plus):
Capitalized software	(2,797)	(3,936)	(3,627)	(4,520)	(14,880)	(3,982)	(3,893)	(3,296)	(3,306)	(14,477)
Capital expenditures	(12,876)	(10,244)	(10,702)	(13,601)	(47,423)	(10,694)	(9,845)	(9,557)	(17,897)	(47,993)
Data acquisition costs	(430)	(281)	(424)	(418)	(1,553)	(20)	(247)	(196)	(418)	(881)
Required debt payments	(8,099)	(8,039)	(8,045)	(8,048)	(32,231)	(8,053)	(8,058)	(8,062)	(8,070)	(32,243)
Net cash received in disposition	-	-	-	-	-	-	16,988	-	-	16,988
Proceeds from sales of assets	-	-	-	-	-	-	-	-	25,494	25,494

Free Cash Flow to Equity	(12,205)	(1,143)	14,220	16,683	17,555	(21,999)	30,427	27,822	26,468	62,718

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

											Q4 FY17 to Q4 FY16
	06/30/15	09/30/15	12/31/15	03/31/16	FY2016	06/30/16	09/30/16	12/31/16	03/31/17	FY2017%		$
Revenues	196,895	207,345	221,193	224,655	850,088	214,801	217,267	223,312	224,867	880,247	0.1%	212

Cost of revenue	117,709	121,312	125,735	123,626	488,382	122,819	120,105	116,468	118,294	477,686	-4.3%	(5,332)
Gross profit	79,186	86,033	95,458	101,029	361,706	91,982	97,162	106,844	106,573	402,561	5.5%	5,544
% Gross margin	40.2%	41.5%	43.2%	45.0%	42.5%	42.8%	44.7%	47.8%	47.4%	45.7%

Operating expenses
Research and development	20,011	19,078	18,400	16,758	74,247	18,652	19,029	20,950	23,478	82,109	40.1%	6,720
Sales and marketing	29,494	34,259	36,581	45,842	146,176	37,348	37,847	43,048	48,433	166,676	5.7%	2,591
General and administrative	31,743	31,519	36,793	35,330	135,385	27,506	32,866	31,620	37,721	129,714	6.8%	2,391
Impairment of goodwill and other	-	729	-	6,100	6,829	-	-	-	1,315	1,315	-78.4%	(4,785)
Gains, losses and other items, net	807	2,504	4,058	4,763	12,132	314	300	2,111	4,335	7,058	-9.0%	(428)
Total operating expenses	82,055	88,089	95,832	108,793	374,769	83,820	90,042	97,729	115,282	386,872	6.0%	6,489

Income (loss) from operations	(2,869)	(2,056)	(374)	(7,764)	(13,063)	8,162	7,120	9,115	(8,709)	15,689	-12.2%	(945)
% Margin	-1.5%	-1.0%	-0.2%	-3.5%	-1.5%	3.8%	3.3%	4.1%	-3.9%	1.8%
Other income (expense)
Interest expense	(1,885)	(1,956)	(1,948)	(1,880)	(7,669)	(1,812)	(1,689)	(1,743)	(2,137)	(7,381)	-13.6%	(257)
Other, net	304	59	303	(214)	452	307	(207)	35	199	334	193.0%	413
Total other expense	(1,581)	(1,897)	(1,645)	(2,094)	(7,217)	(1,505)	(1,896)	(1,708)	(1,937)	(7,047)	7.5%	157

Earnings (loss) from continuing operations before income taxes	(4,450)	(3,953)	(2,019)	(9,858)	(20,280)	6,657	5,224	7,407	(10,646)	8,642	-8.0%	(788)
Income taxes	732	(2,608)	(1,580)	(8,176)	(11,632)	2,681	(1,916)	6,334	(2,565)	4,534	68.6%	5,611

Net earnings (loss) from continuing operations	(5,182)	(1,345)	(439)	(1,682)	(8,648)	3,976	7,140	1,073	(8,081)	4,108	-380.4%	(6,399)

Earnings (loss) from discontinued operations, net of tax	4,143	12,068	(971)	111	15,351	-	-	-	-	-	-100.0%	(111)

Net earnings (loss)	(1,039)	10,723	(1,410)	(1,571)	6,703	3,976	7,140	1,073	(8,081)	4,108	-414.4%	(6,510)

Diluted earnings (loss) per share	(0.01)	0.14	(0.02)	(0.02)	0.09	0.05	0.09	0.01	(0.10)	0.05	-406.1%	(0.08)

Diluted earnings (loss) per share continuing operations	(0.07)	(0.02)	(0.01)	(0.02)	(0.11)	0.05	0.09	0.01	(0.10)	0.05	-372.7%	(0.08)

Some earnings (loss) per share amounts may not add due to rounding

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	06/30/15	09/30/15	12/31/15	03/31/16	FY2016	06/30/16	09/30/16	12/31/16	03/31/17	FY2017

Earnings (loss) from continuing operations before income taxes	(4,450)	(3,953)	(2,019)	(9,858)	(20,280)	6,657	5,224	7,407	(10,646)	8,642

Income taxes	732	(2,608)	(1,580)	(8,176)	(11,632)	2,681	(1,916)	6,334	(2,565)	4,534

Net earnings (loss) from continuing operations	(5,182)	(1,345)	(439)	(1,682)	(8,648)	3,976	7,140	1,073	(8,081)	4,108

Earnings (loss) from discontinued operations, net of tax	4,143	12,068	(971)	111	15,351	-	-	-	-	-

Net earnings (loss)	(1,039)	10,723	(1,410)	(1,571)	6,703	3,976	7,140	1,073	(8,081)	4,108

Earnings (loss) per share:

Basic	(0.01)	0.14	(0.02)	(0.02)	0.09	0.05	0.09	0.01	(0.10)	0.05

Diluted	(0.01)	0.14	(0.02)	(0.02)	0.09	0.05	0.09	0.01	(0.10)	0.05

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,754	3,754	3,754	4,204	15,466	4,077	3,890	4,621	6,056	18,644
Non-cash stock compensation (cost of revenue and operating expenses)	8,123	7,360	8,046	7,934	31,463	8,590	11,938	13,427	15,190	49,145
Impairment of goodwill and other	-	729	-	6,100	6,829	-	-	-	1,315	1,315
Restructuring and merger charges (gains, losses, and other)	807	2,504	4,058	4,763	12,132	314	300	2,111	7,321	10,045
Gain on sales of assets (gains, losses and other)	-	-	-	-	-	-	-	-	(2,986)	(2,986)
Separation and transformation costs (general and administrative)	3,414	6,098	6,628	4,686	20,826	-	1,455	4,118	3,066	8,639
Accelerated amortization (cost of revenue)	1,442	78	78	252	1,850	-	-	-	-	-

Total excluded items, continuing operations	17,540	20,523	22,564	27,939	88,566	12,981	17,583	24,277	29,962	84,803

Earnings from continuing operations before income taxes
and excluding items	13,090	16,570	20,545	18,081	68,286	19,638	22,807	31,684	19,315	93,444

Income taxes	5,632	5,163	6,399	4,262	21,456	7,852	8,910	12,751	7,139	36,652

Non-GAAP net earnings	7,458	11,407	14,146	13,819	46,830	11,786	13,897	18,933	12,177	56,792

Non-GAAP earnings per share:

Basic	0.10	0.15	0.18	0.18	0.60	0.15	0.18	0.24	0.16	0.73

Diluted	0.09	0.14	0.18	0.18	0.59	0.15	0.18	0.24	0.15	0.71

Basic weighted average shares	77,918	77,960	77,831	76,753	77,616	77,471	77,446	77,507	78,012	77,609

Diluted weighted average shares	79,352	79,310	79,346	78,386	79,099	79,353	79,277	79,851	80,912	79,848

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)
											Q4 FY17 to Q4 FY16
	06/30/15	09/30/15	12/31/15	03/31/16	FY2016	06/30/16	09/30/16	12/31/16	03/31/17	FY2017%		$

Revenues:
Marketing Services	107,726	112,979	115,725	113,342	449,772	109,715	105,679	101,177	94,269	410,840	-16.8%	(19,073)
Audience Solutions	68,550	72,122	77,046	80,128	297,846	73,744	78,526	83,399	86,396	322,065	7.8%	6,268
Connectivity	20,619	22,244	28,422	31,185	102,470	31,342	33,062	38,736	44,203	147,342	41.7%	13,017

Total operating segment revenues	196,895	207,345	221,193	224,655	850,088	214,801	217,267	223,312	224,867	880,247	0.1%	212

Gross profit:

Marketing Services	36,034	37,545	38,561	40,117	152,258	37,466	34,480	37,494	31,207	140,647	-22.2%	(8,910)
Audience Solutions	36,824	39,170	45,265	46,457	167,715	41,912	47,998	53,120	55,154	198,185	18.7%	8,698
Connectivity	11,953	13,499	16,130	19,617	61,199	17,575	19,843	23,091	27,742	88,251	41.4%	8,125

Total operating segment gross profit	84,811	90,214	99,956	106,191	381,172	96,953	102,321	113,705	114,104	427,084	7.5%	7,913

Gross margin:

Marketing Services	33.4%	33.2%	33.3%	35.4%	33.9%	34.1%	32.6%	37.1%	33.1%	34.2%
Audience Solutions	53.7%	54.3%	58.8%	58.0%	56.3%	56.8%	61.1%	63.7%	63.8%	61.5%
Connectivity	58.0%	60.7%	56.8%	62.9%	59.7%	56.1%	60.0%	59.6%	62.8%	59.9%

Total operating segment gross margin	43.1%	43.5%	45.2%	47.3%	44.8%	45.1%	47.1%	50.9%	50.7%	48.5%

Income (loss) from operations:

Marketing Services	16,853	17,908	20,309	19,301	74,371	20,145	19,837	21,127	19,513	80,622	1.1%	212
Audience Solutions	24,087	25,190	30,723	29,598	109,598	25,096	29,972	34,572	33,598	123,238	13.5%	4,000
Connectivity	(791)	(1,068)	(1,015)	(424)	(3,298)	291	1,663	1,877	1,502	5,333	454.3%	1,926

Total operating segment income from operations	40,149	42,030	50,017	48,475	180,671	45,532	51,472	57,576	54,613	209,193	12.7%	6,138

Operating income (loss) margin:

Marketing Services	15.6%	15.9%	17.5%	17.0%	16.5%	18.4%	18.8%	20.9%	20.7%	19.6%
Audience Solutions	35.1%	34.9%	39.9%	36.9%	36.8%	34.0%	38.2%	41.5%	38.9%	38.3%
Connectivity	-3.8%	-4.8%	-3.6%	-1.4%	-3.2%	0.9%	5.0%	4.8%	3.4%	3.6%

Total operating segment operating margin	20.4%	20.3%	22.6%	21.6%	21.3%	21.2%	23.7%	25.8%	24.3%	23.8%

Some totals may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS GUIDANCE (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

For the year ending
March 31, 2018

Earnings before income taxes	500

Income taxes	7,500

Net loss	(7,000)

Diluted loss per share	$(0.09)

Excluded items:
Purchased intangible asset amortization	24,000
Non-cash stock compensation	66,000
Gains, losses and other items, net	5,000
Separation and transformation costs	15,000

Total excluded items	110,000

Earnings before income taxes and excluding items	110,500

Income taxes (2)	44,200

Non-GAAP net earnings	66,300

Non-GAAP diluted earnings per share	$0.80

Basic weighted average shares	80,000

Diluted weighted average shares	83,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated using an effective non-GAAP tax rate of 40.0%. The difference between our GAAP and Non-GAAP tax rates was due to the effect of excluded items.

ACXIOM CORPORATION	APPENDIX A
Q4 FISCAL 2017 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions.
These measures are among the primary factors management uses in planning for and forecasting future periods.
Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings per share and adjusted EBITDA, reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated.
Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for associates whose positions were eliminated, lease termination charges, and leasehold improvement write offs. During the current year, we also recognized gains on the sale of the Acxiom Impact business and certain real estate. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Merger expenses: During the current year we have incurred certain third party expenses associated with the acquisitions of Arbor and Circulate. These items, reported as gains, losses and other items, net, are excluded from non-GAAP results because such amounts are used by us to assess the core profitability of our business operations.

Separation and transformation costs: In prior years, we incurred significant expenses in connection with the separation of our IT Infrastructure Management ("ITO") and the subsequent transformation of our remaining operating segments. This work enabled us to transform our external reporting and provide investors with enhanced transparency and more granular segment-level disclosures in addition to facilitating the ITO disposition. In the current year, we are incurring expenses to further separate the financial statements of our three operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding separation and transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and
3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We expect to complete these current projects in the next fiscal year. We believe excluding these items from our non-GAAP financials measures is useful for investors and provides meaningful supplemental information.

Our non-GAAP financial schedules are:

Non-GAAP EPS and Non-GAAP Income (loss) from Operations: Our non-GAAP earnings per share and Non-
GAAP income (loss) from operations reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income (loss) from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use
Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the
Company's discretionary spending after funding all required obligations including scheduled debt payments.
The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.